Exhibit 10.7

CERTIFICATE OF DESIGNATIONS

OF

8% NON-CUMULATIVE, CONVERTIBLE PERPETUAL

PREFERRED STOCK, SERIES C

OF

TAYLOR CAPITAL GROUP, INC.

Taylor Capital Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on May 21, 2010:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors” or the “Board”) in accordance with the Third Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

1. Designation and Number of Shares. The designation of the series of preferred stock shall be “8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C”. The number of authorized shares of Series C Preferred shall be 1,500,000. The Corporation shall have the authority to issue fractional shares of Series C Preferred.

2. Definitions. As used in this Certificate of Designations, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any weekday that is not a legal holiday in New York, New York or Chicago, Illinois and is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or regulation to be closed.

“Closing Price” of the Common Stock on any date of determination means the last reported sale price regular way of the Common Stock on the Nasdaq Global Select Market (or any successor thereto) on such date, as reported by Bloomberg Financial Markets (“Bloomberg”). If the Common Stock is not traded on the Nasdaq Global Select Market (or any successor thereto) on any date of determination, the Closing Price of the Common Stock on such date of determination means the last reported sale price regular way of the Common Stock on the principal U.S. national securities exchange on which the Common Stock is so listed on such date, as reported by Bloomberg, or if the Common Stock is not so listed on a U.S. national securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price on such date for the Common Stock, as reported by Bloomberg, or if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor thereof) on such date, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization on such date, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share, or any other capital stock of the Corporation into which such common stock shall be reclassified or changed.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the shares of the Series C Preferred, and its successors and assigns.

“Conversion at the Option of the Corporation Date” has the meaning set forth in Section 6(c).

“Conversion Date” means the earlier of (x) the Conversion at the Option of the Corporation Date, or (y) in the case of any given shares of Series A Preferred, the date on which the Holder of such shares satisfies all of the requirements of Section 5(f).

“Conversion Price” is $12.28, subject to adjustment from time to time in accordance with Section 7.

“Conversion Rate” means, for each share of Series C Preferred, an amount equal to the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred), divided by the Conversion Price in effect at the time of conversion.

“Convertible Securities” means any securities or rights issued by the Corporation that are convertible into, or exercisable or exchangeable for, capital stock of the Corporation.

“Distribution” shall have the meaning set forth in Section 7(b).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Period” means the period from and including the date of issuance of the Series C Preferred or any Dividend Payment Date, as the case may be, to, but excluding, the next Dividend Payment Date.

“Dividend Record Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive such issuance or distribution.

“Fifth Anniversary Date” means May 28, 2015.

“Holder” means the Person in whose name shares of the Series C Preferred are registered, which may be treated by the Corporation, Transfer Agent, paying agent and Conversion Agent as the absolute owner of such shares of Series C Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Junior Stock” means the Common Stock, Convertible Securities and any other class or series of capital stock of the Corporation now or hereafter authorized, other than Senior Stock or Parity Stock.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Liquidation Event” shall have the meaning set forth in Section 4(a).

“Mandatory Conversion Event” means the earlier to occur of the following dates:

(i) the Fifth Anniversary Date; and

(ii) the first date on which the VWAP of the Common Stock equals or has exceeded 130% of the then applicable Conversion Price of the Series C Preferred for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after May 28, 2013.

“New Securities” means any shares of capital stock or Convertible Securities other than: (i) capital stock issued or issuable on conversion or exercise of the Series C Preferred or other Convertible Securities, including any shares of capital stock issued or issuable pursuant to the terms of any New Securities; (ii) capital stock or Convertible Securities offered or issued by the Corporation pursuant to any Public Offering; (iii) capital stock or Convertible Securities issued in connection with any stock split, payment of a dividend or other distribution in respect of the Corporation’s capital stock or any recapitalization of the Corporation; (iv) capital stock or Convertible Securities issued to any Person in connection with any acquisition of the stock or assets of another Person by the Corporation or any of its subsidiaries by merger, purchase, joint venture or other reorganization or business combination; (v) shares of Common Stock or Convertible Securities to employees, officers, directors or consultants of the Corporation or any of its subsidiaries or to any other Person for services rendered; or (vi) capital stock issued to any Person in connection with a debt financing consummated by the Corporation or any of its subsidiaries.

“Notice of Conversion at the Option of the Corporation” has the meaning set forth in Section 6(c).

“Officer” means each of the Chief Executive Officer, the Chairman, the Chief Financial Officer, the Controller, the Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by (i) the Chief Executive Officer, the Chairman, the Chief Financial Officer or the Controller of the corporation, and (ii) the Treasurer, the General Counsel, the Corporate Secretary or any Assistant Secretary of the Corporation, and delivered to the Conversion Agent.

“Parity Stock” means any class or series of capital stock of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively), including without limitation, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of the Corporation outstanding as of the date of this Certificate of Designations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Prairie Investors” means each of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P.

“Public Offering” means a bona fide firm commitment underwritten public offering of securities of the Corporation or any of its subsidiaries.

“Purchase Rights” has the meaning set forth in Section 7(c).

“Relevant Exchange” means any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the Trading Day.

“Sale Transaction” means any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Corporation to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person immediately after the transaction.

“SEC” means the Securities and Exchange Commission.

“Senior Stock” means any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, any Business Day on which shares of the Common Stock are traded on the Relevant Exchange; provided that Trading Day shall not include any day on which shares of the Common Stock are scheduled to trade, or actually trade, on the Relevant Exchange for less than 3.5 hours.

“Transfer Agent” means the Corporation acting as Transfer Agent, registrar, paying agent and Conversion Agent for the Series C Preferred, and its successors and assigns.

“VWAP” of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).

3. Dividends.

(a) Rate. Holders shall be entitled to receive, if, as and when declared by the Corporation’s Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, non-cumulative dividends on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) of Series C Preferred, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on October 15, 2010; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). Dividends on each share of Series C Preferred will accrue on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) at a rate per annum equal to 8.0%. The record date for payment of dividends on the Series C Preferred will be the 30th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Corporation’s Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash.

(b) Non-Cumulative Dividends. If the Corporation’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series C Preferred for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series C Preferred or any other series of preferred stock or Common Stock are declared for any subsequent Dividend Period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series C Preferred remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends or distributions payable solely in shares of Common Stock) or, subject to Section 3(d), Parity Stock (other than dividends or distributions payable solely in shares of Parity Stock or Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless, as of such date (the “Determination Date”), the full dividend on all outstanding shares of Series C Preferred for the Dividend Period in which such Determination Date falls has been or is contemporaneously declared and paid in full (or has been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series C Preferred as of the next Dividend Record Date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business; (ii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the effective date of this Certificate of Designations or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

(d) Pro Rata Distribution of Dividends. Except as provided below, for so long as any share of Series C Preferred remains outstanding, if dividends are not declared and paid in full upon the shares of Series C Preferred and any class or series of Parity Stock (which, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, means the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) on a Dividend Payment Date, then all dividends declared upon shares of Series C Preferred and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) will be declared on a proportional basis so that the amount of dividends declared upon the shares of Series C Preferred will bear to such Parity Stock the same ratio that accrued dividends on the shares of Series C Preferred and Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment Date and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

(e) Dividends on Junior Stock. Subject to the foregoing limitations and restrictions set forth in Sections 3(c) and 3(d), and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Corporation’s Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(f) Conversion Following A Record Date. If a Conversion Date for any shares of Series C Preferred is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Series C Preferred is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend on the Dividend Payment Date, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares of Series C Preferred, upon surrender for conversion, must be accompanied by funds equal to the dividend payable with respect to such shares of Series C Preferred on such Dividend Payment Date; provided that no such payment need be made (i) if the Corporation has issued a notice of a Sale Transaction during the then-current Dividend Period or (ii) if the Corporation has issued a Notice of Conversion at the Option of the Corporation.

4. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”) the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside with respect to any Junior Stock and subject to the rights of the Corporation’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred), plus an amount equal to any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the Liquidation Event if and to the extent declared. Holders shall not be entitled to any further payments in the event of any such Liquidation Event other than what is expressly provided for in this Section 4.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Holders, the amounts paid to the Holders and the holders of any Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and the holders of any Parity Stock are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Right of the Holders to Convert.

(a) General. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series C Preferred at any time into shares of Common Stock at the Conversion Rate per share of Series C Preferred (subject to the conversion procedures of this Section 5 and the other provisions hereof), plus cash in lieu of fractional shares.

(b) Beneficial Ownership Limitation.

(i) Notwithstanding Section 5(a), the Corporation shall not effect any conversion of shares of Series C Preferred held by any Prairie Investor, or any Affiliate of any Prairie Investor (collectively, the “Limited Holders”), and a Limited Holder shall not have the right to convert any shares of Series C Preferred to the extent that, after giving effect to the conversion set forth in the applicable Conversion Notice, such Limited Holder (together with such Limited Holder’s Affiliates, and any other person or entity acting as a group together with such Limited Holder or any of such Limited Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred by the applicable Limited Holder as set forth in the applicable conversion notice or exercise notice (the “Beneficial Ownership Limitation”).

(ii) For purposes of this Section 5(b), the number of shares of Common Stock beneficially owned by a Limited Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of any remaining, unconverted shares of Series C Preferred beneficially owned by such Limited Holder or any of its Affiliates, and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Limited Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and any determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The submission by a Limited Holder of a conversion notice with respect to any Series C Preferred shall be deemed to be a representation by such Limited Holder that such Limited Holder has determined that all of the shares of Series C Preferred to be converted as set forth in such conversion notice may be converted without violating the restrictions set forth in this Section 5(b), and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(b), in determining the number of outstanding shares of Common Stock, a Limited Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent quarterly or annual report filed with Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series C Preferred, by such Limited Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(iii) Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply to any conversion of the Series C Preferred (i) at the option of the Corporation pursuant to Section 6, or (ii) immediately prior to the consummation of a Sale Transaction (provided that the Limited Holder may submit a conversion notice, or exercise notice, with respect to such conversion or exercise prior thereto and contingent thereon).

(iv) This Section 5(b) shall terminate and be of no further force or effect upon the Limited Holders delivering written notice to the Corporation that the Limited Holders shall have received all governmental and other approvals and non-control determinations that such Limited Holders deem required or appropriate.

(c) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series C Preferred, and such shares of Series C Preferred shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares, provided that Holders shall have the right to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof, subject to the terms of Section 3(f).

(d) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 7, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series C Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series C Preferred.

(e) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series C Preferred on any Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on such Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, such Holder must do each of the following in order to convert:

(i) complete and manually sign an irrevocable conversion notice in the form provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of such Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the shares of Series C Preferred to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 15(a); and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

Notwithstanding the foregoing, a Conversion Notice given by any Holder in contemplation of a Sale Transaction or a Public Offering of Common Stock may be revocable and conditional upon the consummation of such Sale Transaction or Public Offering, as applicable.

The Conversion Agent shall, on a Holder’s behalf, convert the Series C Preferred into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) of this Section 5(f).

6. Conversion at the Option of the Corporation.

(a) Corporation Conversion Right. The Corporation shall have the right, at its option, to cause some or all of the Series C Preferred to be converted into shares of Common Stock at the then-applicable Conversion Rate at any time after a Mandatory Conversion Event.

(b) Partial Conversion. If the Corporation elects to cause less than all the shares of the Series C Preferred to be converted under Section 6(a), the Conversion Agent shall select the shares of Series C Preferred to be converted on a pro rata basis.

(c) Conversion Procedure. In order to exercise the conversion right described in this Section 6, the Corporation shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Corporation”). The Conversion Date shall be a date selected by the Corporation (the “Conversion at the Option of the Corporation

Date”) that shall be no more than 20 days after the date on which the Corporation provides such Notice of Conversion at the Option of the Corporation. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Corporation shall state, as appropriate:

(i) the Conversion at the Option of the Corporation Date;

(ii) the aggregate number of shares of Series C Preferred to be converted; and

(iii) the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred and, if fewer than all the shares of Series C Preferred of a Holder are to be converted, the number of such shares to be converted.

7. Anti-Dilution Adjustments.

(a) General. If the Corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Series C Preferred will be proportionately increased. If the Corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Series C Preferred will be proportionately decreased.

(b) Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction but excluding any ordinary cash dividend payable with respect to the Common Stock consistent with past practice) (a “Distribution”), at any time after the issuance of the Series C Preferred and prior to a Conversion Date, then, in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date.

(c) Purchase Rights. If at any time the Corporation grants, issues or sells any options to purchase shares of Common Stock, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of its Common Stock (the “Purchase Rights”) prior to a Conversion Date, then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such

Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s shares of Series C Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) No Fractional Shares. No fractional shares of Common Stock will be issued to Holders of the Series C Preferred upon any conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Series C Preferred being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

8. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in this Section 8 or as otherwise required by Delaware law.

(b) General Voting Rights. Each share of Series C Preferred shall entitle the Holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series C Preferred is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the Corporation, including with respect to the election of directors. With respect to any such vote in which the Holders participate, the shares of Series C Preferred shall entitle the Holder thereof to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such shares of Series C Preferred are convertible on the record date for such vote.

(c) Approval Rights. Except as otherwise required by applicable law, the consent of the Holders of a majority of the number of shares of Series C Preferred at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) authorize or issue, or obligate the Corporation to issue, any Senior Stock or Parity Stock; (ii) increase the authorized number of shares of Series C Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series C Preferred designated hereunder; (iv) amend the Certificate of Incorporation or By-laws of the Corporation, if such amendment would alter or change the powers, preferences or special rights of the Holders of the Series C Preferred so as to affect them adversely; or (v) amend or waive any provision of this Certificate of Designations.

(d) Any action, including any vote required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, that requires a separate vote of the Holders of Series C Preferred voting as a single class, may be taken by the Holders of Series C Preferred without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the Holders of Series C Preferred having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series C Preferred entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

9. Preemptive Rights. Until the earlier of (x) the first date on which less than 400,000 shares of Series C Preferred are outstanding (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) and (y) May 28, 2012:

(a) Each Holder shall have the right to purchase, pro rata, a portion of any New Securities that the Corporation proposes to sell and issue. Each Holder’s pro rata share of New Securities, for the purposes of this right, shall be equal to the ratio of (i) the number of shares of Common Stock into which the shares of Series C Preferred held by such Holder at the time the New Securities are offered are then convertible, divided by (ii) the sum of (x) to the total number of then outstanding shares of Common Stock, plus (y) the number of shares of Common Stock then issuable upon all other then outstanding shares of Convertible Securities, including the Series C Preferred.

(b) If the Corporation proposes to issue New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Corporation proposes to issue the same. Each such Holder shall have ten calendar days from the giving of such notice to agree to purchase its pro rata share of the New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

(c) If any of the Holders fails to exercise its right under this Section 9 to purchase its pro-rata share of the New Securities within ten calendar days following the date of the first notice contemplated by Section 9(b), the Corporation shall have until the 90th day following such date to enter into a letter of intent or definitive agreement and a period of 90 days thereafter to sell any of the New Securities in respect of which such Holder’s rights were not exercised, at a price no more favorable to the purchasers thereof than specified in the Corporation’s notice to the Holders pursuant to Section 9(b). If the Corporation has not entered into such a letter of intent or agreement or sold such New Securities within such period, the Corporation shall not thereafter issue or sell any such New Securities without again first offering such securities to the Holders in the manner provided in this Section 9.

10. Unissued or Reacquired Shares. Shares of Series C Preferred that have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be retired upon their acquisition, shall not be reissued as shares of Series C Preferred and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

11. No Sinking Fund. Shares of Series C Preferred are not subject to the operation of a sinking fund.

12. Reservation of Common Stock.

(a) Sufficient Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the

Corporation, solely for issuance upon the conversion of shares of Series C Preferred as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred then outstanding.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred, as herein provided, shares of Common Stock acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Series C Preferred shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on the Nasdaq Global Select Market or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series C Preferred; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series C Preferred into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series C Preferred in accordance with the requirements of such exchange at such time.

13. Transfer Agent, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Conversion Agent and paying agent for the Series C Preferred shall be the Corporation. The Corporation may appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

14. Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace any certificate that becomes destroyed, stolen or lost, at the Holder’s expense, upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent or the Corporation.

15. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred or shares of Common Stock or other securities issued on account of Series C Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred, shares of Common Stock or other securities in a name other than that in which the shares of Series C Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series C Preferred (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

16. Notices. All notices referred to in this Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, in each case addressed: (x) if to the Corporation, to its office at 9550 West Higgins Road, Rosemont, Illinois 60018 (Attention: Corporate Secretary), or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (z) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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Signature page follows.

IN WITNESS WHEREOF, Taylor Capital Group, Inc. has caused this Certificate of Designations to be executed by its duly authorized officer on and as of this 28th day of May, 2010.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro
Name:	Steven H. Shapiro
Title:	Corporate Secretary

[Signature Page to Certificate of Designations – Taylor Capital Group, Inc.]